SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): March 6, 1998


                              VDC CORPORATION LTD.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Bermuda                           0-14045                      061510832
---------------                 --------------------         -------------------
(State or other                 (Commission File No.)           (IRS Employer
jurisdiction of                                              Identification No.)
 incorporation)


                                27 Doubling Road
                               Greenwich, CT 06830
                     --------------------------------------
                     (Address of principal executive office)

                                 (203) 661-9600
              ---------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 1:  CHANGES IN CONTROL OF REGISTRANT

Description of Change in Control Transaction

         On March 6, 1998 (the "Effective Date"), through a wholly-owned subsidiary, VDC Corporation Ltd. (the "Company") acquired by merger (the "Merger") Sky King Communications, Inc., a Connecticut corporation ("Sky King"). By virtue of the securities issued to the former shareholders of Sky King (the "Sky King Shareholders") and the election of new directors and officers, the Merger resulted in a change in control of the Company as described herein.

         The Merger was effected pursuant to the terms of an Amended and Restated Agreement and Plan of Merger originally dated December 10, 1997 and amended on March 6, 1998 (the "Merger Agreement"). On the Effective Date, Sky King merged with and into VDC (Delaware), Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Sub"), following which the Sub changed its name to "Sky King Communications, Inc." The consideration paid to the former Sky King Shareholders in the Merger consisted of the issuance of 10,000,000 newly-issued shares of preferred stock of the Sub (the "Sub Preferred Stock") which is convertible, in the aggregate, into 10,000,000 shares of common stock of the Sub (the "Sub Common Stock"). Of the consideration paid to the Sky King Shareholders, Sub Preferred Stock convertible in the aggregate into 4,500,000 shares of Sub Common Stock (the "Escrow Shares") was placed in escrow to be held and released from time to time as the Sub achieves certain performance criteria described below. To the extent that any of the Escrow Shares have not been released at the expiration of an escrow period of five (5) years (the "Escrow Period"), the remaining Escrow Shares shall be surrendered to the Company for cancellation.


         The Merger Agreement requires the Company to use diligent efforts to domesticate as a United States corporation within one year following the Effective Date. The domestication is anticipated to occur through the merger of the Company into the Sub (the "Domestication Merger"). Upon the occurrence of the Domestication Merger, the shares of Sub Preferred Stock issued to the former Sky King Shareholders in the Merger would automatically convert into shares of Sub Common Stock. In the event that the Domestication Merger does not occur within one year following the Effective Date, the Sub Preferred Stock would be exchangeable for common shares of the Company (the "Company Common Shares"), on a share for share basis, resulting in the issuance of up to 10,000,000 Company Common Shares. Based upon the number of Company Common Shares outstanding as of the Effective Date and assuming that all of the Escrow Shares are released from escrow, the former Sky King Shareholders would become the beneficial owners of approximately 73% of the Company Common Shares through either the Domestication Merger or through the issuance of Company Common Shares in lieu of the Domestication Merger.


Performance Criteria


         Escrow Shares are scheduled to be released to the Sky King Shareholders from time to time if the following Performance Criteria are achieved:


--------------------------------------------------------------------------------
      Number of Shares to be Released             Performance Criteria
      -------------------------------             --------------------
--------------------------------------------------------------------------------
                  500,000 Upon each procurement of one or more frequency, operating and/or business licenses ("Licenses") to provide the following types of services (the "Services") to an aggregate minimum population of 500,000 people: wireless or wired telephony, local loop telephony, and in country long distance telephony services, international long distance telephony gateways or internet service provision; plus

                  100,000                     for each 100,000 people in excess
                                              of the aggregate minimum
                                              population of 500,000 covered by
                                              the Licenses.
--------------------------------------------------------------------------------
                  500,000                     The  provision of billing services
                                              at an average rate of 100,000
                                              bills per month for a consecutive
                                              three month period.
--------------------------------------------------------------------------------
                  100,000(1)                  Upon each procurement of
                                              $1,000,000 of appropriate
                                              financing for the provision of
                                              Services or for capital
                                              expenditures or other expenses
                                              associated with the Services; or
                                              procurement of $200,000 of
                                              appropriate financing for the
                                              provision of paging services or
                                              for capital expenditures or other
                                              expenses associated with the
                                              provision of paging services.
--------------------------------------------------------------------------------
                  100,000                     Upon each procurement of one or
                                              more Licenses to provide paging
                                              services for an aggregate minimum
                                              population of 500,000 people; plus

                  100,000 for each 100,000 people in excess of the aggregate minimum population of 500,000 covered by
                                              the Licenses.
--------------------------------------------------------------------------------

         For a further description of the Sub Preferred Stock issued to the Sky King Stockholders, see "Description of the Securities Issued in the Merger."

         The Company agreed to pay an investment banking fee of 5% of the total Merger consideration, or 500,000 Company Common Shares (the "Investment Banking Shares"), for arranging the Merger transaction and for advisory services rendered in connection with the Merger transaction. The issuance of these shares, however, is subject to the satisfaction of certain post-closing contingencies which have not been satisfied as of the date of this filing.

         Under an asset purchase agreement between the Company and PortaCom Wireless, Inc. ("PortaCom"), the Company may have an obligation to fund up to $700,000 of loan advances to PortaCom. The Company had funded $240,000 of these advances prior to the Effective Date.

----------------
(1) By virtue of private placement financing transactions completed during the quarter ended March 31, 1998, 300,000 Escrow Shares are scheduled to be released.

The remaining advances of $460,000 were anticipated, under the Merger Agreement, to be derived from the proceeds of an outstanding subscription receivable of $632,500 due from a third party shareholder who subscribed to the shares during the first quarter of 1998. To ensure that Company funds existing as of Effective Date were not utilized to satisfy the remaining advances due PortaCom, the Merger Agreement provides that the Investment Banking Shares serve as an escrow fund for the payment of the remaining advances. To the extent that the subscription receivable has not been paid in time to satisfy the $460,000 in remaining PortaCom advances, the Company may retain and sell all or part of the Investment Banking Shares to satisfy the remaining PortaCom advances.

Description of the Company's Business

         During fiscal year 1997, the Company elected to shift the focus of its business from investment holdings in private and publicly-traded companies to that of securing and operating international telecommunications systems. This followed a period of several years in which the Company's principal activities involved the ownership and development of certain real estate and investment properties.

         To satisfy one of the conditions precedent contained within the Merger Agreement, prior to the Effective Date, the Company disposed in bulk of principally all of its investment and other holdings so that as of the Effective Date, the Company's principal assets consisted of: a promissory note from Rozel International Holdings Limited in the principal amount of $3.5 million, of which $300,000 is due and payable on June 1, 1998, $1.2 million on February 1, 1999, $1.0 million on May 1, 1999 and the balance of $1 million on August 1, 1999 (the "Rozel Note"); a promissory note from Tasmin Limited in the principal amount of $800,000, of which $150,000 is due and payable on June 30, 1998, $150,000 on
February 28, 1999 and $500,000 on September 30, 1999 (the "Tasmin Note"); and a subscription receivable in the form of a promissory note from HPC Corporate Services Limited in the principal amount of $632,500 due and payable on March 2, 1999 (the "HPC Note"). The Rozel, Tasmin and HPC Notes, and documents related thereto, are attached as exhibits to this Report.

         The business of the Company after the Merger shall consist of the historic business of Sky King. Incorporated on January 3, 1996, Sky King engages in the business of managing and/or acting as agent for approximately 330 existing communications tower and building top sites. It also maintains a data base of approximately 2,600 service providers using communications tower and building sites. Sky King markets the sites to communications companies, such as wireless telephony, paging and cable television service providers, who require the use of communications sites for communications transmitters and receivers necessary to provide the infrastructure needed by them to provide their services to customers. For the year ended December 31, 1997, Sky King remained in the development stage, having incurred a net loss of $47,667 on revenues of $67,473.

         Through the collective experiences and relationships of its executive management team, the Company intends to pursue opportunities to establish wireless, wired and cellular telephony systems, operate international telephony gateways and become internet service providers in certain areas of Eastern

Europe and Asia, as well as Egypt and the United States. Management intends to initially focus its efforts on opportunities it perceives to exist in China, Russia, Ukraine, Kazakhstan, Egypt and the United States.

         Several wireless and wired telephony opportunities have been or may be made available to the Company and its management personnel to secure certain licenses for international gateways, long-distance and cellular telephony service and to establish proprietary billing services to telephony, paging and cable television carriers, electric utilities and others. There can be no assurances, however, that any or all of these opportunities will continue to be made available or prove successful.

         To enhance its opportunities to pursue these businesses, the Company is in the process of developing a proprietary billing system which it believes may be used as the basis for providing billing services to other telephony, paging and cable television carriers, as well as electric utilities and other possible users who have the need to issue bills periodically. This billing system is likely to have the following capabilities that may distinguish it from other commercially available systems, such as:

         o electronically signaling customers when their bank account balance is inadequate to cover the cost of continued service by their service provider;

         o threatening cessation of service unless additional funds are deposited, thereby providing the opportunity to substantially reduce customers' bad debts and their need to require their own customers to prepay for services, a business tactic used often in developing countries; and

         o producing bills electronically in any of 25 different languages, including English, French, Arabic, Mandarin, Russian and Ukrainian, on a per customer basis upon request.

         The Company is subject to risks associated with any new business venture. There can be no assurances that the targeted business opportunities will be made available, or that if made available, the Company will be able to secure sufficient capital and personnel resources to pursue any such opportunities. In addition, there can be no assurances that any or all of these opportunities will prove successful. The Company may also experience, from time to time, cash flow shortages as cash is needed for the expansion of the business, as well as unfavorable bank and supplier credit terms. The inability to control these risks may have a material adverse effect on the Company. Furthermore, the future success of the Company's business is largely dependent upon the efforts of its key management personnel, Mr. Frederick A. Moran and Dr. James C. Roberts. Although the Company currently has employment arrangements with these executives, the loss of their services would likely have a materially adverse effect on the business of the Company.

Management of the Company

         Upon the Effective Date, the existing officers of the Company tendered their resignation from office, and were replaced by Frederick A. Moran, the former Chairman of Sky King, and James C. Roberts, the former Chief Operating Officer of Sky King.


         The Board of Directors and executive officers of the Company as of the Effective Date consisted of the following individuals:


                Name             Age                 Position
                ----             ---                 --------

         Frederick A. Moran       56   Chairman, Chief Executive Officer and
                                       Director

         Dr. James C. Roberts     45    Deputy Chairman, President, Chief
                                        Operating Officer and Director

         The following is a brief summary of the business experience of the foregoing directors and executive officers.

Frederick A. Moran

         Mr. Moran was formerly Chairman and Chief Executive Officer of NovoComm Inc., a privately owned company engaged in the telephony and communications businesses in Russia and Ukraine. Prior to his affiliation with NovoComm, Inc., Mr. Moran was the co-founder, Chairman and Chief Executive Officer of International Telcell, Inc. (now part of Metromedia International Group, Inc.) and the founder and President of Moran & Associates, Inc. Securities Brokerage, an investment banking and securities brokerage firm ("Moran Brokerage"), and Moran Asset Management, Inc., an investment advisory firm ("Moran Asset"). Mr. Moran has been listed in the "Who's Who of American Business Leaders" for the last seven years.

         In a civil action filed by the Securities & Exchange Commission ("SEC") during June 1995, Mr. Moran and Moran Asset were found by the United States District Court for the Southern District of New York to have violated Section 206(2) of the Investment Advisers Act of 1940 (the "Advisers Act") for negligently allocating shares of stock to Mr. Moran's personal, family and firm accounts at a slightly lower price than shares of stock purchased for Moran Asset's advisory clients the following day. The Court also found that Mr. Moran, Moran Asset and Moran Brokerage had violated the disclosure requirements of
Section 204 of the Advisers Act and the corresponding broker-dealer registration requirements of Section 15(b) of the Securities Exchange Act of 1934 (the "Exchange Act") by willfully failing to disclose that Mr. Moran's two eldest sons were members of Moran Asset's and Moran Brokerage's board of directors. Mr. Moran was the President and principal portfolio manager of Moran Asset as well as the President and Director of Research for Moran Brokerage. As a result of these findings, Mr. Moran, Moran Asset and Moran Brokerage were permanently enjoined from violating Sections 204, 206(2), and 207 of the Advisers Act and
Section 15(b) of the Exchange Act. The Court ordered Moran Asset and Moran

Brokerage to pay civil monetary penalties in the respective amounts of $50,000 and $25,000. The Court also ordered Mr. Moran to disgorge $9,551.17 plus prejudgment interest and pay a civil monetary penalty in the amount of $25,000.

         Although Mr. Moran and the other named parties accepted and fully complied with the findings of the District Court, they believe that the outcome of the matter and the sanctions imposed failed to take into account a number of mitigating circumstances, the first of which is that the basis for the violation of Section 206(2) of the Advisers Act was an isolated incident of negligence resulting in the allocation of 15,000 shares of stock to Moran family and firm accounts at a slightly lower price than those purchased for firm clients the following day, resulting in $9,551.17 in higher purchase cost incurred by these clients. The scope of this infraction was not properly considered in view of the following circumstances, among others: (i) the extraordinary volume of the daily business undertaken by Moran Asset and Moran Brokerage which, on the date in question, purchased approximately $34,000,000 of stocks for advisory clients and proprietary accounts; (ii) that the appropriate personnel had inadvertently allocated shares to certain personal and family accounts on the belief that all client purchases had been completed; and (iii) shares of an additional stock had been purchased that day for certain personal and family accounts at prices higher than those paid by advisory clients the following day. Second, with respect to the violation of the disclosure requirements of Section 204 of the Advisers Act and Section 15(b) of the Exchange Act, the Court found Mr. Moran and others to be liable for failure to disclose additional directors of Moran Asset and Moran Brokerage. However, the additional directors in question were Mr. Moran's two older sons who had been appointed as directors as a matter of clerical convenience. In fact, they never participated in any Board of Directors meetings, nor made any decisions concerning Moran Asset or Moran Brokerage, and were never informed that they were directors. Furthermore, if their directorships had been disclosed, as the Court had determined to be required, Mr. Moran believes that any such disclosure would have, in fact, enhanced the Form ADV of Moran Asset and the Form BD of Moran Brokerage since both adult sons were professional securities analysts with major investment banks and held college degrees from prestigious universities. Third, during his twenty-four years as a full time investment professional, Mr. Moran has not otherwise been the subject of any SEC, NASD or other regulatory or judicial matters.

Dr. James C. Roberts

         Dr. Roberts served as President and Chief Executive Officer of CGI Worldwide, Inc. ("CGI") since its inception in 1986 until 1997. CGI is a multifaceted telecommunications company which has designed, engineered, constructed and developed over 80 cellular, paging and cable television systems around the world. Prior to joining CGI, Dr. Roberts spent over 10 years in the telecommunications business, holding senior management positions with McCaw Cellular Communications, Inc., MCI Communications Corp. and Motorola, Inc. During this period, Dr. Roberts was responsible for building and operating over 50 cellular, paging and cable TV systems. Dr. Roberts is a charter member of the Cellular Telephone Industry Association and has been listed in the "Who's Who in Industry and Finance" since 1990 and "Who's Who of American Business Leaders" for the last five issues.

         Employment Arrangements

         The Company has entered into employment agreements with Messrs. Moran and Roberts which provide for annual salaries of $125,000 each. Messrs. Moran and Roberts are both employed for a term of five years, with successive year-to-year renewals in the event that neither they, nor the Company, elect to terminate the agreement after the initial term.

Description of the Securities Issued in the Merger

         Series A Convertible Preferred Stock

         In connection with the Merger, the Sky King Shareholders received 5,500,000 shares of Series A Convertible Preferred Stock of Sub (the "Series A Shares"). The Series A Shares automatically convert into an aggregate of 5,500,000 shares of Sub Common Stock upon the occurrence of the Domestication Merger. If the domestication of the Company does not occur within one (1) year after the Effective Date, all, but not less than all of the Series A Shares may be convertible at any time thereafter by the holders thereof into, or exchangeable for, 5,500,000 Company Common Shares. The Series A Shares shall also automatically convert into shares of Sub Common Stock upon the occurrence of: (i) a liquidation event, dissolution or winding up of Sub, (ii) the sale of all or substantially all of the assets or business of Sub or (iii) a merger, plan of reorganization or consolidation in which Sub is not the surviving corporation.

         Prior to the conversion of the Series A Shares, the holders thereof shall have no voting rights.

         The terms of the Series A Shares are contained within a definitive Certificate of Designation which has been filed with the Secretary of State of Delaware and is attached as an exhibit to this Report.

         Series B Convertible Preferred Stock


         In connection with the Merger, the Sky King Shareholders received 4,500,000 shares of Series B Convertible Preferred Stock of Sub (the "Series B Shares"). The terms of the Series B Shares are identical to those of the Series A Shares, except that the Series B Shares have been issued in escrow and may only be released upon satisfaction of certain performance criteria. See "Performance Criteria."


         The terms of the Series B Shares are contained within a definitive Certificate of Designation which has been filed with the Secretary of State of Delaware and is attached as an exhibit to this Report.

        Registration Rights

         The Company has agreed, as soon as practicable after the closing of the Domestication Merger, to prepare and file with the Securities and Exchange Commission, and use its best efforts to have declared effective, a Registration Statement (the "Registration Statement") pursuant to which the Company shall register the potential resale of the shares of Sub Common Stock then to be held by the former Sky King Shareholders (the "Registrable Securities"), and thereafter, shall use its best efforts to keep such Registration Statement effective for a period of three (3) years. Other than brokerage or underwriting discounts or commissions, if any, the expenses of such registration will be borne by the Company. If the Domestication Merger is not completed within one year of the Effective Date, the registration rights described in this paragraph would apply to the Company Common Shares issuable to the former Sky King Shareholders.

         The Company may delay filing the Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, if in the opinion of a lead or managing underwriter retained to conduct an underwriting on a firm basis, the resale of such Registrable Securities covered by the Registration Statement would have an adverse effect upon the completion of an underwritten sale of Registrable Securities.

         Restrictions upon Resale


         The Registrable Securities are subject to restrictions upon resale such that 25% of the shares held by the non-affiliate former Sky King Shareholders are eligible for resale after November 5, 1998, an additional 25% are eligible for resale after May 5, 1999 and the remaining 50% of the shares are eligible for resale after November 5, 1999.

         With respect to affiliates at the time of the Merger (i.e., over 10% shareholders, officers and directors), no resales shall commence until eighteen
(18) months after the Effective Date, or November 6, 1999.


Principal Stockholders

         The following table sets forth certain information regarding the beneficial ownership of the Company Common Shares as of the Effective Date with respect to: (i) each person known by the Company to beneficially own 5% or more of the outstanding Company Common Shares; (ii) each of the Company's directors;
(iii) each of the Company's executive officers; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person set forth below has sole voting and investment power on the shares reported.

                                             Number of Shares       Percentage
    Name                                       Owned(1)(2)          of Shares
    ----                                     ----------------       ----------
    Frederick A. Moran                        2,691,970(3)             19.6%
    27 Doubling Road
    Greenwich, CT  06830

    Roberts Family Trust                        2,750,000              20.0%
    James C. Roberts, Trustee
    c/o 27 Doubling Road
    Greenwich, CT  06830

    Frederick W. Moran                          1,422,850              10.4%
    230 Park Avenue, 13th Floor
    New York, NY  10169

    Clayton F. Moran                            1,422,850              10.4%
    435 Old Stratfield Road
    Fairfield, CT  06432

    All officers and directors of the           5,441,970              39.6%
    Company as a group (2 persons)

---------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days after the date of this Report through the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 13,700,000 Company Common Shares outstanding (assuming approximately 3,700,000 outstanding shares, plus 10,000,000 Company Common Shares issuable upon conversion of the Series A Shares and the Series B Shares).

(2) Assumes the issuance of 10,000,000 shares of common stock upon conversion of the Series A Shares and the Series B Shares. The Series B Shares are being held by the Company in escrow and are subject to release upon the satisfaction of certain performance criteria by the Sub.


(3) Includes 1,304,650 shares of common stock owned by Kent F. Moran and 1,304,650 shares of common stock owned by Luke F. Moran, both of whom are minor children of Frederick A. Moran. Includes 82,670 shares of common stock owned in the name of Frederick A. Moran and Joan B. Moran, husband and wife. Does not include 1,422,850 shares of common stock owned by Frederick W. Moran and 1,422,850 shares of common stock owned by Clayton F. Moran, both of whom are adult children of Frederick A. Moran.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         As a result of the Merger, the Company has assumed the historical business of Sky King. See ITEM 1 and the financial statements of Sky King attached as an exhibit to this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired

            (i) Financial Statements (audited) of Sky King Communications, Inc. for the period ended June 30, 1996 and year ended June 30, 1997.

            (ii) Financial Statements (unaudited) of Sky King
Communications, Inc. for the nine months ended March 31, 1997 and March 31,
1998.

         (b) Proforma Financial Information

            (i) Pro forma condensed consolidated statement of operations (unaudited) for the nine months ended March 31, 1998.

            (ii) Pro forma condensed consolidated statement of operations (unaudited) for the year ended June 30, 1997.


         (c) Exhibits (referenced to Item 601 of Regulation S-K).

Exhibit
Number                                       Title
-------                                      -----

  2.8 Amended and Restated Agreement and Plan of Merger effective December 10, 1997 by and among VDC Corporation Ltd., VDC (Delaware), Inc. and Sky King Communications, Inc.

  2.9 Amendment to Amended and Restated Agreement and Plan of Merger dated March 6, 1998

  2.10 Certificate of Merger of Sky King Communications, Inc. into VDC (Delaware), Inc.

  4.1 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock

  4.2 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock

  4.3       Specimen of Series A Convertible Preferred Stock

  4.4       Specimen of Series B Convertible Preferred Stock

 10.1       Employment Agreement of Frederick A. Moran, as amended

 10.2       Employment Agreement of Dr. James C. Roberts


 10.3 Asset Purchase Agreement by and between VDC Corporation Ltd. and Rozel International Holdings Limited, dated December 18 , 1997, including Exhibits thereto.

 10.4 Asset Purchase Agreement by and between VDC Corporation Ltd. and Tasmin Limited, dated February 10, 1998, including Exhibits thereto.

 10.5       Promissory Note from HPC Corporate Services Limited, dated March 2,
            1998.

                                                            VDC Corporation Ltd.
                                                                  and Subsidiary

                                                   Index to Financial Statements

-------------------------------------------------------------------------------





VDC Corporation Ltd.
(Formerly Sky King Communications, Inc.) Financial Statements:

   Report of Independent Certified Public Accountants                        F-2
   Balance sheets                                                            F-3
   Statements of operations                                                  F-4
   Statements of stockholders' equity                                        F-5
   Statements of cash flows                                                  F-6
   Notes to financial statements                                      F-7 - F-16

VDC Corporation Ltd. Pro Forma Condensed
Consolidated Financial Statements - Unaudited:

   Introduction                                                             F-17
   Statement of operations for the nine months
      ended March 31, 1998                                                  F-18
   Statement of operations for the year ended
      June 30, 1997                                                         F-19

Independent Auditors' Report



Board of Directors and Stockholders
VDC Corporation Ltd.
Greenwich, Connecticut

We have audited the accompanying balance sheets of VDC Corporation Ltd. (formerly Sky King Communications, Inc.) as of June 30, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for the year ended June 30, 1997 and the period January 3, 1996 (inception) to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VDC Corporation Ltd. (formerly Sky King Communications, Inc.) at June 30, 1997 and 1996, and the results of its operations and its cash flows for the year ended June 30, 1997 and the period January 3, 1996 (inception) to June 30, 1996 in conformity with generally accepted accounting principles.





BDO Seidman, LLP





May 12, 1998

-------------------------------------------------------------------------------




                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)

                                                                  Balance Sheets

-------------------------------------------------------------------------------

                                                                                                                March 31,
                                                                             June 30,           June 30,          1998
                                                                               1996               1997         (Unaudited)
--------------------------------------------------------------------------------------------------------------------------
Assets
Current:
   Cash and cash equivalents (Note 5)                                       $  2,173          $     1,430      $ 3,784,036
   Marketable securities (Note 3)                                               --                   --            361,750
   Notes receivable - current (Note 4)                                          --                   --          1,800,000
   Other current assets                                                          466                 --             93,130
--------------------------------------------------------------------------------------------------------------------------
              Total current assets                                             2,639                1,430        6,038,916
Property, plant and equipment, less accumulated depreciation
    (Note 7)                                                                  13,860               13,570           21,144
Notes receivable, less current portion (Note 4)                                 --                   --          2,500,000
Loan receivable (Note 5)                                                        --                   --            366,725
Other assets                                                                    --                   --             12,100
--------------------------------------------------------------------------------------------------------------------------
              Total assets                                                  $ 16,499          $    15,000      $ 8,938,885
--------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current:
   Accounts payable and accrued expenses                                    $    250          $       250      $   151,730
--------------------------------------------------------------------------------------------------------------------------
              Total current liabilities                                          250                  250          151,730
--------------------------------------------------------------------------------------------------------------------------
Commitments and contingencies (Notes 5, 11 and 12)
Stockholders' equity:
   Convertible Preferred Stock Series A (Note 8)                                --                   --                550
   Convertible Preferred Stock Series B (Note 8)                                --                   --                 30
   Common stock (Note 8)                                                       1,000                1,000        8,799,676
   Additional paid-in capital                                                 41,951               72,881        2,964,680
   Accumulated deficit                                                       (26,702)             (59,131)      (2,391,831)
   Stock subscriptions receivable (Note 6)                                      --                   --           (610,975)
   Unrealized gain on marketable securities (Note 3)                            --                   --             25,025
--------------------------------------------------------------------------------------------------------------------------
              Total stockholders' equity                                      16,249               14,750        8,787,155
--------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                  $ 16,499          $    15,000      $ 8,938,885
--------------------------------------------------------------------------------------------------------------------------

                                                                           See accompanying notes to financial statements.

                                                            VDC Corporation Ltd.
                                         (Formerly Sky King Communications, Inc)

                                                        Statements of Operations
--------------------------------------------------------------------------------

                                             January 3,                                      Nine Months
                                               1996                          Nine Months         Ended
                                          (inception) to                        Ended          March 31,
                                             June 30,        Year Ended     March 31, 1997        1998
                                               1996        June 30, 1997     (Unaudited)     (Unaudited)
----------------------------------------------------------------------------------------------------------
Revenue                                    $    4,850       $    43,248       $   30,491       $    62,741
----------------------------------------------------------------------------------------------------------
Site leasing expense                            1,091            22,020           11,172            26,546
Selling, general and administrative            30,461            53,657           43,675           468,697
Noncash compensation expense (Note 9)            --                --               --             801,000
----------------------------------------------------------------------------------------------------------
Loss from operations                          (26,702)          (32,429)         (24,356)       (1,233,502)
----------------------------------------------------------------------------------------------------------
Interest income                                  --                --               --               6,325
----------------------------------------------------------------------------------------------------------
Net loss                                   $  (26,702)      $   (32,429)      $  (24,356)      $(1,227,177)
==========================================================================================================
Net loss per common share - basic          $     (.01)      $      (.01)      $     (.01)      $      (.33)
==========================================================================================================
Weighted average number of shares
   outstanding                              3,699,838         3,699,838        3,699,838         3,713,342
==========================================================================================================

                                                           See accompanying notes to financial statements.

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)

                                              Statements of Stockholders' Equity

                                      Convertible           Convertible
                                    Preferred Stock       Preferred Stock
                                       Series A              Series B             Common Stock
                                   ------------------   ------------------    --------------------
                                   Shares      Amount     Shares   Amount      Shares     Amount
--------------------------------------------------------------------------------------------------
Balance, January 3, 1996                --     $ --          --     $--            --   $       --
Issuance of common stock                --       --          --      --         1,000        1,000
Capital contribution                    --       --          --      --            --           --
Net loss                                --       --          --      --            --           --
--------------------------------------------------------------------------------------------------
Balance - June 30, 1996                 --       --          --      --         1,000        1,000
Capital contribution                    --       --          --      --            --           --
Net loss                                --       --          --      --            --           --
--------------------------------------------------------------------------------------------------
Balance - June 30, 1997                 --       --          --      --         1,000        1,000
Recapitalization resulting
 from merger (Note 9)            5,500,000      550          --      --     3,698,373    7,398,211
Release of escrow shares
 (Note 9)                               --       --     300,000      30            --           --
Issuance of common stock                --       --          --      --       700,000    1,400,000
Issuance of stock for note              --       --          --      --           465          465
Unrealized gain on marketable
 securities                             --       --          --      --            --           --
Net loss                                --       --          --      --            --           --
--------------------------------------------------------------------------------------------------
Balance - March 31, 1998         5,500,000     $550     300,000     $30     4,399,838   $8,799,676
--------------------------------------------------------------------------------------------------



                                                          Stock      Unrealized
                              Additional                 Subscrip-    gain on
                               Paid-in    Accumulated      tions     Marketable
                               Capital      Deficit     Receivable   Securities       Total
----------------------------------------------------------------------------------------------
Balance, January 3, 1996      $       --  $        --    $      --    $    --      $       --
Issuance of common stock              --           --           --         --           1,000
Capital contribution              41,951           --           --         --          41,951
Net loss                              --      (26,702)          --         --         (26,702)
----------------------------------------------------------------------------------------------
Balance - June 30, 1996           41,951      (26,702)          --         --          16,249
Capital contribution              30,930           --           --         --          30,930
Net loss                              --      (32,429)          --         --         (32,429)
----------------------------------------------------------------------------------------------
Balance - June 30, 1997           72,881      (59,131)          --         --          14,750
Recapitalization resulting
 from merger (Note 9)            (72,881)  (1,105,523)          --         --       6,220,357
Release of escrow shares
 (Note 9)                        800,970           --           --         --         801,000
Issuance of common stock       2,000,000           --           --         --       3,400,000
Issuance of stock for note       163,710           --     (610,975)        --        (446,800)
Unrealized gain on marketable
 securities                           --           --           --     25,025          25,025
Net loss                              --   (1,227,177)          --         --      (1,227,177)
----------------------------------------------------------------------------------------------
Balance - March 31, 1998      $2,964,680  $(2,391,831)   $(610,975)   $25,025      $8,787,155
----------------------------------------------------------------------------------------------

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)

                                                        Statements of Cash Flows



                                                                                                              Nine Months
                                                                                           Nine Months          Ended
                                                      Period Ended                       Ended March 31,       March 31,
                                                      June 30, 1996       Year Ended          1997               1998
                                                    (since inception)    June 30, 1997     (Unaudited)        (Unaudited)
--------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                            $   (26,702)      $   (32,429)      $   (24,356)      $(1,227,177)
   Adjustments to reconcile net loss to net cash
      used by operating activities:
        Depreciation                                         1,540             3,390             2,542             4,953
        Noncash compensation expense                          --                --                --             801,000
        Changes in operating assets and
           liabilities:
           Prepaid expenses and other assets                  (466)              466               466           (35,230)
           Accounts payable and accrued
              expenses                                         250              --                --              27,201
--------------------------------------------------------------------------------------------------------------------------
              Net cash used by operating
                activities                                 (25,378)          (28,573)          (21,348)         (429,253)
--------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Purchase of investment securities                          --                --                --            (288,600)
   Proceeds from repayment of notes receivable                --                --                --             885,700
   Advances under loan receivable                             --                --                --            (122,000)
   Fixed asset acquisition                                    --                --                --             (12,527)
--------------------------------------------------------------------------------------------------------------------------
              Net cash flows from investing
                activities                                    --                --                --             462,573
--------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Proceeds from issuance of common stock                    1,000              --                --           3,749,286
   Capital contribution                                     26,551            27,830            26,170              --
--------------------------------------------------------------------------------------------------------------------------
              Net cash flows from financing
                activities                                  27,551            27,830            26,170         3,749,286
--------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash
   equivalents                                               2,173              (743)            4,822         3,782,606
Cash and cash equivalents, beginning of period                --               2,173             2,173             1,430
--------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period               $     2,173       $     1,430       $     6,995       $ 3,784,036
--------------------------------------------------------------------------------------------------------------------------
Supplemental schedule of noncash investing
  and financing activities:
      Net assets acquired in exchange for capital      $      --         $      --         $      --         $ 5,871,071
      Fixed assets contributed by stockholders              15,400             3,100             3,100              --
      Stock subscription for common stock                     --                --                --             164,175
--------------------------------------------------------------------------------------------------------------------------

                                                                           See accompanying notes to financial statements.

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)
                                                   Notes to Financial Statements

   (Amounts and disclosures relating to March 31, 1998 and for the nine month periods ended March 31, 1997 and March 31, 1998 are unaudited)


1.   Organization and          VDC Corporation Ltd. (formerly Sky King
     Business Operations       Communications, Inc.) (the "Company") was
                               incorporated in Connecticut on January 3, 1996 to engage in the international telephony and wireless communications businesses.



2.   Significant Accounting    (a)  Basis of Presentation
     Policies

                                    On March 6, 1998, Sky King
                                    Communications, Inc. ("Sky King")
                                    entered into a merger agreement with VDC
                                    Corporation Ltd. ("VDC") and VDC
                                    (Delaware), Inc. ("Sub", a wholly-owned
                                    subsidiary of VDC). Under the agreement, all of the outstanding shares of Sky King's common stock were exchanged for Sub preferred stock convertible into up to 10 million newly issued shares of Sub common stock. Sub Preferred Stock Series A that is convertible into 5.5 million shares of Sub common stock was issued at the closing, and Sub Preferred Stock Series B convertible into the remaining
                                    4.5 million shares of Sub common stock
                                    was placed and held in escrow pending
                                    the achievement of certain performance
                                    criteria. Simultaneous with the merger
                                    Sub changed its name to Sky King
                                    Communications, Inc. ("Sky King
                                    Communications, Inc."). This transaction is being accounted for as a reverse acquisition whereby Sky King is the acquirer for accounting purposes. Accordingly the historical financial statements presented are those of Sky King prior to the merger on March 6, 1998 and reflect the consolidated results of Sky King and VDC subsequent to the merger.

                               (b)  Property, Plant and Equipment
                                    and Depreciation

                                    Property, plant and equipment are stated at cost. Depreciation is computed over the estimated lives of the assets using the straight-line method.

                               (c)  Cash and Cash Equivalents

                                    For purposes of the statement of cash
                                    flows, the Company considers all highly
                                    liquid investments with an original
                                    maturity of three months or less to be
                                    cash equivalents.

                               (d)  Credit Risk

                                    Financial instruments which potentially
                                    subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company's cash investments are placed with high credit quality financial institutions and may exceed the amount of federal deposit insurance.

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)

                                                   Notes to Financial Statements

   (Amounts and disclosures relating to March 31, 1998 and for the nine month periods ended March 31, 1997 and March 31, 1998 are unaudited)



                               (e)  Income Taxes

                                    Deferred income taxes are provided, when applicable, on differences between the financial reporting and income tax bases of assets and liabilities based upon statutory tax rates enacted for future periods.

                               (f)  Use of Estimates

                                    In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               (g)  Financial Instruments

                                    The carrying amounts of financial
                                    instruments including cash and cash
                                    equivalents, loan receivable and accounts payable approximated fair value as of March 31, 1998, because of the relatively short maturity of these financial instruments. The carrying value of long-term notes receivable, including the current portion, approximated fair value as of March 31, 1998, based upon quoted market prices for similar debt issues. The carrying value of amounts due from and due to related parties cannot be determined because of the nature of the terms.

                               (h)  Loss Per Share of Common Stock

                                    Loss per common share is computed on the weighted average number of shares outstanding. If dilutive, common equivalent shares (common shares assuming exercise of options and warrants) utilizing the treasury stock method, as well as the conversion of convertible preferred stock are considered in presenting diluted earnings per share. Diluted loss per share is not presented because the effect of the convertible securities is antidilutive. Warrants to purchase 938,546 shares of common stock at prices ranging from $4.00 to $5.00 are not included in the computation of diluted loss per share because they are antidilutive due to the net loss. If the preferred shares were considered to be common shares, loss per share would have been $0.00, $0.00, $0.00 and $(0.09) for the periods ended June 30, 1996, June 30, 1997, March 31, 1997 and
                                    March 31, 1998.

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)

                                                   Notes to Financial Statements

   (Amounts and disclosures relating to March 31, 1998 and for the nine month periods ended March 31, 1997 and March 31, 1998 are unaudited)



                               (i)  Long-Lived Assets

                                    The Company reviews certain long-lived
                                    assets and identifiable intangibles for
                                    impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In that regard, the Company assesses the recoverability of such assets based upon estimated non-discounted cash flow forecasts.

                               (j)  Recent Accounting Standards

                                    Statement of Financial Accounting Standards
                                    No. 130 "Reporting Comprehensive Income," established standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be recognized under current accounting standards as components of comprehensive income and reported in a financial statement that is displayed with the same prominence as other financial statements.

                                    Statement of Financial Accounting Standards
                                    No. 131 "Disclosures about Segments of an
                                    Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise" establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographical areas and major customers. SFAS No. 131 defined operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by management in deciding how to allocate resources and in assessing performance.

                                    Both SFAS Nos. 130 and 131 are effective for financial statements for fiscal years beginning after December 15, 1997 and require comparative information for earlier years to be restated. The adoption of SFAS No. 130 is not expected to have a material effect on the Company's financial statement disclosures. The Company is currently reviewing the effect of SFAS No. 131 but has yet been unable to fully evaluate the impact, if any, it may have on future financial statement disclosures.

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)
                                                   Notes to Financial Statements

      (Amounts and disclosures relating to March 31, 1998 and for the nine month periods ended March 31, 1997 and March 31, 1998 are unaudited)

-------------------------------------------------------------------------------

3.   Marketable Securities          Marketable equity securities, which are
                                    available for sale are measured at fair
                                    value, with net unrealized gains and losses included as a component of stockholders' equity. Gross unrealized holding gains of $25,025 were included as changes in the component of stockholders' equity during the period ended March 31, 1998. The Company uses the specific identification method to determine the cost of securities sold. Gross unrealized gains on marketable securities amounted to $25,025 at March 31, 1998.

4.   Notes Receivable               Notes receivable, which resulted from the
                                    sale of certain VDC Corporation, Ltd.
                                    investments to unrelated parties prior to the March 6, 1998 merger (Note 9), have repayment terms through September, 1999 and bear interest at 8%. The notes are with recourse against the general assets of the debtors and are collateralized by the related investments sold which consisted of its investments in private and publicly-traded companies. As of March 31, 1998, the notes receivable and related collateral consisted of the following:

                                    $3,500,000 due from Rozel International
                                    Holdings Limited, collateralized by
                                    3,972,877 shares of netValue, Inc., notes in the aggregate principal amount of $200,000 due from netValue, 100,000 shares of Informatix, Inc., and $700,000 principal amount note due from Informatix.

                                    $800,000 due from Tasmin Limited,
                                    collateralized by 15,836,364 shares of
                                    Tamaris PLC, a note in the principal amount of $167,842 due from Silk Securities, notes in the aggregate principal amount of $161,990 due from MJZ Securities Ltd., advances amounting to $119,264 due from EPSOM Investment Services and an investment in FIP Holdings, Ltd. in the aggregate amount of $330,000.

--------------------------------------------------------------------------------

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)
                                                   Notes to Financial Statements

      (Amounts and disclosures relating to March 31, 1998 and for the nine month periods ended March 31, 1997 and March 31, 1998 are unaudited)


5.   Loan Receivable                On November 25, 1997, the Company entered
                                    into an agreement with PortaCom Wireless, Inc. ("PortaCom") wherein the Company will acquire from PortaCom warrants to purchase four million shares of common stock of Metromedia China Corporation (formerly
                                    Metromedia Asia Corporation) ("MCC"), and two million shares of common stock of MCC.
                                    Under the original purchase agreement, the Company will fund up to $700,000 of loan advances and transfer up to 5,300,000 common shares of VDC Corporation, Ltd. to PortaCom.
                                    As of March 31, 1998, the Company has
                                    advanced $366,725 under this agreement.
                                    Interest on the advances is at 10%. Amounts advanced under the loan agreement are secured by a first- priority interest in all of PortaCom's rights, title and interest in warrants to purchase four million shares of common stock of MCC and two million shares of the common stock of MCC. To the extent that advances are outstanding at the closing of the purchase transaction, they would offset the $700,000 maximum cash component of the purchase price.

                                    PortaCom subsequently filed a voluntary
                                    petition for bankruptcy relief under Chapter
                                    11 of the United States Bankruptcy Code in the United States Bankruptcy Court. During the course of the bankruptcy proceeding, the original purchase agreement was amended to provide that the Company will fund an escrow account in the amount of $2,682,000 for the benefit of holders of priority unsecured claims and general unsecured claims against PortaCom's bankruptcy estate. To the extent that the cash escrow is drawn upon by PortaCom, it will receive fewer VDC shares. The number of VDC shares to be issued shall be the difference between 5,300,000 and the difference between the principal amount of the cash escrow and the loan advances ($366,725 at March 31, 1998) divided by the value of the Company's stock. The escrow fund and VDC shares will be held in escrow pending the confirmation of the plan of reorganization of PortaCom and the resolution of the disputed claims against PortaCom's bankruptcy estate. Under the amended purchase agreement, part of the purchase price may be used to satisfy claims against PortaCom's bankruptcy estate.


6.   Stock Subscription             In December 1997, a shareholder acquired
     Receivable                     465.3 shares of Sky King Receivable
                                    Communications, Inc. for a note amounting to $164,175. The note, which bears interest at 8%, matures in December, 1999. This note has been presented as a reduction of stockholders' equity.

                                    In March 1998, 253,000 shares of VDC were issued in exchange for a $632,500 note which bears interest at 8% and is due in March, 1999. The unpaid balance at March 31, 1998 of $446,800 has been presented as a reduction of stockholders' equity.

--------------------------------------------------------------------------------

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)
                                                   Notes to Financial Statements

      (Amounts and disclosures relating to March 31, 1998 and for the nine month periods ended March 31, 1997 and March 31, 1998 are unaudited)


7.   Property, Plant and            Major classes of property, plant and equipment consist of the following:
     Equipment



                                                                                                                 March 31,
                                                                                 June 30,         June 30,         1998
                                                                                   1996             1997        (Unaudited)
                                    ----------------------------------------------------------------------------------------
                                    Office equipment                              $11,900          $11,900         $24,428
                                    Furniture and fixtures                          3,500            6,600           6,600
                                    ----------------------------------------------------------------------------------------
                                                                                   15,400           18,500          31,028
                                    Less accumulated depreciation                   1,540            4,930           9,884
                                    ----------------------------------------------------------------------------------------
                                                                                  $13,860          $13,570         $21,144
                                    ----------------------------------------------------------------------------------------



8.   Capital Stock and              Capital stock is comprised of the following:
     Capital Transactions

                                                                                                                 March 31,
                                                                        June 30,           June 30,                 1998
                                                                          1996               1997                (Unaudited)
                                    -----------------------------------------------------------------------------------------
                                    Common stock of Sky King
                                       Communications, Inc., $1 par
                                       value, shares authorized
                                       2,000, issued and outstanding
                                       1,000 and 1,000 at June 30,
                                       1996 and 1997                      $1,000                $1,000              $   --
                                    Convertible Preferred Stock
                                       Series A of VDC (Delaware),
                                       Inc., non-voting, $.0001 par
                                       value, shares authorized,
                                       5,500,000 issued and
                                       outstanding 5,500,000 at
                                       March 31, 1998(a)                  $   --                $   --              $  550

                                    Convertible preferred stock series
                                       B of VDC (Delaware), Inc.
                                       non-voting $.0001 par value
                                       shares authorized 4,500,000
                                       issued and outstanding
                                       300,000 at March 31, 1998(a)           --                     --                 30
                                    Common stock of VDC
                                       Corporation, Ltd. $2 par
                                       value, shares authorized
                                       50,000,000, issued and
                                       outstanding 4,399,838 at
                                       March 31, 1998                     $   --                $    --         $8,799,676
                                    -----------------------------------------------------------------------------------------

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)
                                                   Notes to Financial Statements

      (Amounts and disclosures relating to March 31, 1998 and for the nine month periods ended March 31, 1997 and March 31, 1998 are unaudited)


                               (a)  The convertible preferred stock, which
                                    is non voting, is to convert into up to
                                    10 million newly issued shares of VDC
                                    (Delaware), Inc. common stock upon the
                                    domestication of VDC Corporation Ltd.
                                    into VDC (Delaware), Inc. If the
                                    domestication does not occur within one
                                    year of the merger (Note 9), the
                                    convertible preferred stock will be
                                    exchangeable into common stock of VDC
                                    Corporation Ltd. on a share for share
                                    basis. There are 4.2 million shares held in escrow at March 31, 1998 under the merger agreement.

                                    On March 6, 1998, Sky King Communications,
                                    Inc. entered into a merger agreement with VDC Corporation Ltd. and VDC (Delaware), Inc. wherein all of the outstanding shares of Sky King Communications, Inc. were exchanged for preferred shares of VDC (Delaware), Inc. (See Note 9).

                                    On March 31, 1998, the Company issued
                                    100,000 shares of common stock at $5.50 and on March 24, 1998, 600,000 shares of common stock at $4.75, each to unrelated investors for total cash consideration of $3,400,000.

                                    In April, 1998, the Company issued options to purchase an aggregate of 201,500 common stock shares of VDC Corporation, Ltd. for $5.00 per share. 30,000 of these options which vest immediately were issued in conjunction with the acquisition of Blue Sky International, L.L.C. (Note 13). The remaining options vest over five years and expire after ten years.

                                    At March 31, 1998, the Company had
                                    outstanding warrants to acquire an aggregate of 938,546 shares of company common stock at prices ranging from $4.00 to $5.00.

                                    The Company is obligated to pay
                                    investment banking fees in connection
                                    with the merger in an aggregate amount
                                    equal to 5% of the total merger
                                    consideration or 500,000 common shares
                                    of VDC Corporation, Ltd. (Note 9). The
                                    issuance of the shares is subject to the satisfaction of certain contingencies which have not yet been satisfied. Upon issuance, the shares will be accounted for as an adjustment to the recapitalization resulting from the merger.


9.   Merger                         On March 6, 1998, Sky King
                                    Communications, Inc. entered into a
                                    merger agreement with VDC Corporation
                                    Ltd. and VDC (Delaware), Inc. (See Note
                                    2). This transaction is being accounted
                                    for as a reverse acquisition whereby Sky
                                    King is the acquirer for accounting
                                    purposes. Since the assets and
                                    liabilities acquired were monetary in
                                    nature, the merger has been recorded at
                                    the value of the net monetary assets.

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)
                                                   Notes to Financial Statements

      (Amounts and disclosures relating to March 31, 1998 and for the nine month periods ended March 31, 1997 and March 31, 1998 are unaudited)


                                    The consideration paid to the former Sky
                                    King Shareholders in the Merger
                                    consisted of the issuance of 10 million
                                    newly-issued shares of preferred stock
                                    of the Sub (the "Sub Preferred Stock")
                                    which is convertible, in the aggregate,
                                    into 10,000,000 shares of common stock
                                    of Sub (the "Sub Common Stock"). Of the
                                    consideration paid to the Sky King
                                    Shareholders, Sub Preferred Stock
                                    convertible in the aggregate into
                                    4,500,000 shares of Sub Common Stock
                                    (the "Escrow Shares") was placed in
                                    escrow to be held and released from time to time as the Sub achieves certain performance criteria described below. To the extent that any of the Escrow Shares have not been released at the expiration of an escrow period of five (5) years (the "Escrow Period"), the remaining Escrow Shares shall be surrendered to the Company for cancellation.

                                    Escrow shares will be released to the
                                    Sky King Shareholders from time to time
                                    in accordance with the following
                                    schedule:


                                    Number of Shares to be Released(1)                   Performance Criteria
                                    ------------------------------------------------------------------------------------------
                                              500,000                   Upon each procurement of one or more frequency,
                                                                        operating and/or business licenses ("Licenses") to
                                                                        provide the following types of services (the
                                                                        "Services") to an aggregate minimum population of
                                                                        500,000 people: wireless or wired telephony, local
                                                                        loop telephony, and in country long distance
                                                                        telephony services, international long distance
                                                                        telephony gateways or internet service provision; plus
                                              100,000                   for each 100,000 people in excess of the aggregate
                                                                        minimum population of 500,000 covered by the
                                                                        Licenses.
                                    -------------------------------------------------------------------------------------------
                                              500,000                   The provision of billing services at an average rate of
                                                                        100,000 bills per month for a consecutive
                                                                        three month period.
                                    -------------------------------------------------------------------------------------------
                                              100,000                   Upon each procurement of $1,000,000 of appropriate
                                                                        financing for the provision of Services or for capital
                                                                        expenditures or other expenses associated with the
                                                                        Services; or procurement of $200,000 of appropriate
                                                                        financing for the provision of paging services or for
                                                                        capital expenditures or other expenses associated with
                                                                        the provision of paging services.
                                    -------------------------------------------------------------------------------------------
                                              100,000                   Upon each procurement of one or more Licenses to
                                                                        provide paging services for an aggregate minimum
                                                                        population of 500,000 people; plus
                                              100,000                   for each 100,000 people in excess of the aggregate
                                                                        minimum population of 500,000 covered by the
                                                                        Licenses.
                                    ------------------------------------------------------------------------------------------
                                    (1) The aggregate number of shares of Sub Common Stock (or if the Domestication
                                        Merger does not occur within one year after the Effective Date, the VDC Common
                                        Shares) to be released resulting from the conversion of Escrow Shares.

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)
                                                   Notes to Financial Statements

     (Amounts and disclosures relating to March 31, 1998 and for the nine month periods ended March 31, 1997 and March 31, 1998 are unaudited)

================================================================================

                                       In March 1998, 300,000 shares were
                                       released from escrow. Of the 300,000
                                       shares released, 164,880 shares were
                                       considered to be compensatory resulting
                                       in noncash compensation of $801,000.
                                       Compensatory shares related to members
                                       of the Company's management, their
                                       family trusts and minor children and an
                                       employee. Noncompensatory shares
                                       released related to non-management
                                       shareholders and non-minor children of
                                       management shareholders where beneficial ownership does not exist.



                                       The unaudited pro forma results of
                                       operations which follow assume the
                                       acquisition occurred at July 1, 1996.

                                                        Nine Months
                                                        Ended March           Year Ended
                                                          31, 1998          June 30, 1997
-----------------------------------------------------------------------------------------
Revenues                                               $    62,741           $    43,248
Loss from continuing operations                        $(2,529,956)          $(1,205,416)
Loss on disposal of discontinued operations            $      --             $  (432,275)
Net loss                                               $(2,584,326)          $(1,637,691)
Loss per share of common stock                         $     (0.70)          $     (0.44)
=========================================================================================


10. Income Taxes                       As of March 31, 1998, the
                                       Company had deferred tax assets of
                                       approximately $184,000, for which a
                                       valuation allowance has been
                                       established. Deferred income taxes
                                       result primarily from net operating loss carryforwards.

11. Leases                             The Company leases radio tower
                                       and antenna space under various
                                       operating leases. The future remaining
                                       minimum lease payments under these
                                       leases are as follows:

                                       Years ending June 30,
--------------------------------------------------------------------------------
                                       1998                              $34,260
                                       1999                               28,407
                                       2000                               18,573
                                       2001                                2,135
--------------------------------------------------------------------------------
                                                                         $83,375
================================================================================

                                       The Company sub-leases the radio tower
                                       and antenna space to its customers under operating leases with future remaining minimum lease payments due to the Company as follows:

                                       Years ending June 30,
--------------------------------------------------------------------------------
                                       1998                             $ 73,710
                                       1999                               34,687
                                       2000                               26,085
                                       2001                               27,390
--------------------------------------------------------------------------------
                                                                        $161,872
================================================================================

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)
                                                   Notes to Financial Statements

      (Amounts and disclosures relating to March 31, 1998 and for the nine month periods ended March 31, 1997 and March 31, 1998 are unaudited)
================================================================================


12. Commitments                        Employment Agreements

                                       The Company has entered into seven
                                       multi-year employment agreements
                                       expiring through 2003 with officers of
                                       the Company, which provide for aggregate annual base salaries as follows:


                                       Years ended June 30,
--------------------------------------------------------------------------------
                                       1998                           $  158,000
                                       1999                              633,000
                                       2000                              608,000
                                       2001                              456,000
                                       2002                              225,000
                                       Thereafter                        169,000
--------------------------------------------------------------------------------
                                                                      $2,249,000
================================================================================




13. Subsequent Events                  Asset Purchase

                                       On April 1, 1998 the Company acquired
                                       certain assets of Blue Sky International
                                       L.L.C. ("Blue Sky") in exchange for
                                       options to the owners of Blue Sky
                                       to acquire an aggregate of 30,000 shares of common stock of VDC Corporation Ltd.

VDC Corporation LTD. Unaudited Pro Forma Consolidated
    Condensed Financial Statements



Introduction

The following unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 1998 and year ended June 30, 1997 reflect the pro forma condensed consolidated statements of operations of VDC Corporation, Ltd. giving effect to the pro forma adjustments described herein as though the merger with Sky King Communications Inc. ("Sky King") dated March 6, 1998 had been consummated at July 1, 1996.

The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the historical financial statements of VDC Corporation, Ltd. as filed in its annual report on Form 20-F and Sky King Communications, Inc. included elsewhere herein. See "Index to Financial Statements". The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of operating results that would have been achieved had the merger actually been consummated at July 1, 1996 and should not be construed as indicative of future operations.

Under the terms of the merger agreement, VDC (Delaware), Inc. (Sub), a newly formed Delaware Corporation and wholly owned subsidiary of the Company, issued to the former Sky King shareholders preferred stock convertible into up to 10 million newly issued shares of Sub common stock. Sub preferred stock that is convertible into 5.5 million shares of Sub common stock were issued at the closing and Sub preferred convertible into the remaining 4.5 million shares of Sub common stock were placed in escrow and will be released from time to time as certain performance criteria are achieved.

This transaction is being accounted for as a reverse acquisition whereby Sky King is the acquirer for accounting purposes. Since the assets and liabilities acquired were monetary in nature, the merger has been recorded at the value of the net monetary assets.

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)

                                                Pro Forma Condensed Consolidated
                                             Statement of Operations (Unaudited)

--------------------------------------------------------------------------------

                                                                        VDC              Sky King
                                                                    Corporation,     Communications,
Nine months ended March 31, 1998                                        Ltd.               Inc        Adjustment    Pro Forma
------------------------------------------------------------------------------------------------------------------------------
Revenues                                                           $      --          $    62,741        $--       $    62,741
------------------------------------------------------------------------------------------------------------------------------
Expenses
   Site leasing expense                                                   --               26,546         --            26,546
   Selling, general and administrative                               1,552,018            213,133         --         1,765,151
   Noncash compensation expense                                           --              801,000         --           801,000
------------------------------------------------------------------------------------------------------------------------------
Loss from operations                                                (1,552,018)          (977,938)        --        (2,529,956)
   Interest expense                                                     24,077               --           --            24,077
   Interest income                                                    (198,833)            (3,800)        --          (202,633)
   Realized loss on sale of marketable securities                      232,926               --           --           232,926
------------------------------------------------------------------------------------------------------------------------------
Net loss                                                           $(1,610,188)       $  (974,138)       $--       $(2,584,326)
------------------------------------------------------------------------------------------------------------------------------
Net loss per share - Basic                                         $      (.43)       $      (.27)       $--             $(.70)
------------------------------------------------------------------------------------------------------------------------------
Weighted average number of common shares
   outstanding                                                       3,713,342          3,713,342                   3,713,342
------------------------------------------------------------------------------------------------------------------------------

                                                            VDC Corporation Ltd.
                                        (Formerly Sky King Communications, Inc.)

                                                Pro Forma Condensed Consolidated
                                             Statement of Operations (Unaudited)
================================================================================

                                                                  VDC             Sky King
Year ended June 30, 1997                                   Corporation, Ltd.    Communications, Inc     Adjustment     Pro Forma
----------------------------------------------------------------------------------------------------------------------------------
Revenues                                                      $      --           $    43,248               $--        $    43,248
----------------------------------------------------------------------------------------------------------------------------------
Expenses
   Site leasing expense                                              --                22,020                --             22,020
   Selling, general and administrative                          1,013,353              53,657                --          1,067,010
----------------------------------------------------------------------------------------------------------------------------------
Loss from operations                                           (1,013,353)            (32,429)               --         (1,045,782)
   Interest expense                                                83,669                --                  --             83,669
   Interest and other income                                     (121,465)               --                  --           (121,465)
   Realized loss on sale of marketable securities                 142,168                --                  --            142,168
   Realized gain on sale of real estate                           (52,049)               --                  --            (52,049)
   Unrealized holdings loss on marketable securities               64,636                --                  --             64,636
   Foreign currency loss                                           42,675                --                  --             42,675
----------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                               $(1,172,987)        $   (32,429)              $--        $(1,205,416)
----------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations per share - Basic             $     (0.55)        $     (0.01)              $--        $     (0.32)
====================================================================================================================================
Weighted average number of common shares
   outstanding                                                  2,140,395           3,699,838                           3,699,838(a)
====================================================================================================================================

(a) Represents the weighted average number of shares of VDC as of the date of the merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: May 26, 1998                     VDC CORPORATION LTD.



                                        By: /s/ Frederick A. Moran
                                            ---------------------------------
                                            Frederick A. Moran
                                            Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number                                                                                     Page Number in Rule
(Referenced to                                                                               0-3(b) Sequential
Item 601 of                                                                                Numbering System Where
Reg. S-K)                                                                                  Exhibit Can Be Found

   2.8          Amended and Restated Agreement and Plan of Merger effective
                December 10, 1997 by and among VDC Corporation Ltd., VDC
                (Delaware), Inc. and Sky King Communications, Inc.

   2.9 Amendment to Amended and Restated Agreement and Plan of Merger dated March 6, 1998

   2.10         Certificate of Merger of Sky King Communications, Inc.
                into VDC (Delaware), Inc.

   4.1          Certificate of Designation, Preferences and Rights of Series A
                Convertible Preferred Stock

   4.2          Certificate of Designation, Preferences and Rights of Series B
                Convertible Preferred Stock

   4.3          Specimen of Series A Convertible Preferred Stock

   4.4          Specimen of Series B Convertible Preferred Stock

  10.1          Employment Agreement of Frederick A. Moran, as amended

  10.2          Employment Agreement of Dr. James C. Roberts

  10.3          Asset Purchase Agreement by and between VDC Corporation Ltd. and
                Rozel International Holdings Limited, dated December 18 , 1997, including Exhibits thereto.

  10.4          Asset Purchase Agreement by and between VDC Corporation Ltd. and
                Tasmin Limited, dated February 10, 1998, including Exhibits thereto.

  10.5          Promissory Note from HPC Corporate Services Limited, dated March
                2, 1998.
